Exhibit 99.1

SENIOR DIRECT LENDING PROGRAM, LLC

(dba Senior Direct Lending Program)

Consolidated Financial Statements

For the Year Ended December 31, 2025

(With Independent Auditors' Report Thereon)

2

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629

Independent Auditors' Report

To the Members
Senior Direct Lending Program, LLC:

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Senior Direct Lending Program, LLC (the Fund), which comprise the consolidated balance sheets, including the consolidated schedules of investments, as of December 31, 2025 and December 31, 2024, and the related consolidated statements of operations, changes in members' capital, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2025 and December 31, 2024, and the results of its operations, changes in its members' capital, and its cash flows for each of the years in the two-year period ended December 31, 2025, in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Fund, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund's ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditors' Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.
- Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control. Accordingly, no such opinion is expressed.
- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

KPMG LLP

Los Angeles, California
March 16, 2026

Senior Direct Lending Program, LLC

Consolidated Balance Sheets

(in millions)

______________________________________________________________________________________________________

	As of
	December 31, 2025	December 31, 2024

ASSETS
Investments at fair value (amortized cost of $4,305 and $4,591, respectively)	$ 4,159	$ 4,390
Restricted cash	103	425
Interest receivable	23	24
Other assets	2	—
Total assets	$ 4,287	$ 4,839
LIABILITIES
Senior notes	$ 3,024	$ 3,428
Intermediate funding notes	113	130
Accrued interest payable on notes	51	65
Accrued distribution payable on subordinated certificates	43	47
Accounts payable and other liabilities	4	12
Total liabilities	3,235	3,682
MEMBERS' CAPITAL
Subordinated certificates	1,052	1,157
Members' interest	—	—
Total members' capital	1,052	1,157
Total liabilities and members' capital	$ 4,287	$ 4,839

See accompanying notes to consolidated financial statements.

Senior Direct Lending Program, LLC

Consolidated Condensed Schedule of Investments

As of December 31, 2025

(dollar amounts in millions)

______________________________________________________________________________________________________

Investments	Percentage of Members' Capital	Fair Value(1)
First Lien Senior Secured Loans
United States
Capital Goods
EIS Legacy Holdco, LLC, $285.8 par value, due 11/2031, 8.39% (SOFR + 4.50%)	27.1%	$ 285.8
Harvey Tool Company, LLC, $240.2 par value, due 10/2027, 8.47% (SOFR + 4.75%)	22.7	239.0
Arrowhead Holdco Company, $288.1 par value, due 08/2028, 6.33% (SOFR +2.50%)	21.6	227.5
Ground Penetrating Radar Systems, LLC, $186.9 par value, due 01/2032, 8.17% (SOFR + 4.50%)	17.7	186.9
Other	4.6	48.9
Commercial and Professional Services
Valcourt Holdings II, LLC, $342.9 par value, due 11/2029, 9.01% (SOFR + 5.00%)	32.5	342.9
ISQ Hawkeye Holdco, Inc., $309.0 par value, due 08/2031, 8.43% (SOFR + 4.68%)	29.3	309.0
Pritchard Industries, LLC, $240.2 par value, due 10/2027, 9.57% (SOFR + 5.75%)	21.2	223.4
Other	2.0	20.6
Consumer Distribution and Retail
FS Squared Holding Corp., $413.2 par value, due 12/2030, 8.47% (SOFR +4.75%)	39.2	413.2
Midco Holding, LLC and Nivel Topco, LLC, $91.7 par value, due 11/2029, 11.36% (SOFR +7.50%)	8.7	91.7
Other	1.0	10.5
Health Care Equipment and Services
NMN Holdings III Corp, $226.6 par value, due 07/2031, 8.22% (SOFR + 4.50%)	21.5	226.6
Surescripts, LLC, $111.7 par value, due 11/2031, 8.67% (SOFR + 5.00%)	10.6	111.7
Other	1.1	11.3
Household and Personal Products
Walnut Parent, Inc., $365.8 par value, due 11/2027, 9.53% (SOFR + 5.75%)	32.3	340.1
Consumer Services
Triwizard Holdings, Inc., $266.4 par value, due 06/2029, 8.74% (SOFR + 5.00%)	25.3	266.4
Other	3.0	31.5

Senior Direct Lending Program, LLC

Consolidated Condensed Schedule of Investments

As of December 31, 2025

(dollar amounts in millions)

______________________________________________________________________________________________________

Food and Beverage
Manna Pro Products, LLC, $268.7 par value, due 12/2029, 6.80% (SOFR + 3.00%)	20.1	212.2
Other	2.4	25.3
Financial Services
Tiger Holdco LLC, $139.7 par value, due 03/2031, 7.98% (SOFR + 4.25%)	13.2	139.7
Other	2.2	23.7

Investments	Percentage of Members' Capital	Fair Value(1)
Insurance
THG Acquisition, LLC, $129.7 par value, due 10/2031, 8.47% (SOFR + 4.75%)	12.3	129.7
Materials
SePro Holdings, LLC, $117.1 par value, due 07/2030, 8.97% (SOFR + 5.25%)	11.1	117.1
Other	0.5	5.6
Software and Services
Other	5.1	53.4
Consumer Durables and Apparel
Other	0.8	8.2
Sports, Media and Entertainment
Other	0.5	5.6
Total United States (Cost $4,257.1)	389.6	4,107.5
Canada
Financial Services
Other	1.2	12.9
Total Canada (Cost $12.9)	1.2	12.9
Europe
Software and Services
Other	1.1	11.8
Total Europe (Cost $11.9)	1.1	11.8
Total First Lien Senior Secured Loans (Cost $4,281.9)	391.9%	$ 4,132.2
Preferred Equity
United States
Consumer Distribution and Retail
Midco Holding, LLC and Nivel Topco, LLC, 59,596,577 units(2)	2.5	26.8

Senior Direct Lending Program, LLC

Consolidated Condensed Schedule of Investments

As of December 31, 2025

(dollar amounts in millions)

______________________________________________________________________________________________________

Total United States (Cost $23.1)	2.5	26.8
Total Preferred Equity (Cost $23.1)	2.5%	$ 26.8
Common Equity
United States
Consumer Distribution and Retail
Midco Holding, LLC and Nivel Topco, LLC, 45,843,521 units(2)	—	—
Food and Beverage
Manna Pro Products, LLC, 37,569 units(2)	—	—
Total United States (Cost $0)	—	—
Total Common Equity (Cost $0)	— %	$ —
Total Investments (Cost $4,305.0)	394.4%	$ 4,159.0

____________________________________________________________________________

(1)
Represents the fair value in accordance with Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures.
(2)
This investment, when aggregated with other investments of a related issuer, exceeds 5% of net assets.

See accompanying notes to consolidated financial statements.

Investments	Percentage of Members' Capital	Fair Value(1)
First Lien Senior Secured Loans
United States
Capital Goods
Qnnect, LLC, $275.6 par value, due 11/2029, 10.3% (SOFR + 5.25%)	23.8%	$ 275.6
Harvey Tool Company, LLC, $268.1 par value, due 10/2027, 9.6% (SOFR + 5.25%)	23.2	268.1
Arrowhead Holdco Company, $279.6 par value, due 08/2028, 9.9% (SOFR + 5.25%)	20.3	234.9
EIS Legacy Holdco, LLC, $220.5 par value, due 11/2031, 9.3% (SOFR + 4.75%)	18.9	218.3
Other	2.8	32.9
Consumer Services
HGC Holdings, LLC, $400.1 par value, due 06/2026, 9.9% (SOFR + 5.45%)	34.6	400.1
Concert Golf Partners Holdco LLC, $286.2 par value, due 04/2030, 9.1% (SOFR +4.75%)	24.7	286.2
Triwizard Holdings, Inc., $247.9 par value, due 06/2029, 9.7% (SOFR +5.25%)	21.4	247.9
Commercial and Professional Services

Senior Direct Lending Program, LLC

Consolidated Condensed Schedule of Investments

As of December 31, 2024

(dollar amounts in millions)

______________________________________________________________________________________________________

Valcourt Holdings II, LLC, $325.9 par value, due 11/2029, 10.4% (SOFR + 5.75%)	28.2	325.9
ISQ Hawkeye Holdco, Inc., $312.2 par value, due 08/2031, 9.1% (SOFR +4.75%)	27.0	312.2
Pritchard Industries, LLC, $242.7 par value, due 10/2027, 10.3% (SOFR +5.75%)	20.6	238.3
Household and Personal Products
Walnut Parent, Inc., $367.3 par value, due 11/2027, 10.0% (SOFR +5.50%)	30.8	356.3
Health Care Equipment and Services
NMN Holdings III Corp ($228.9 par value, due 07/2031, 8.9% (SOFR +4.50%)	19.6	226.6
Surescripts, LLC ($112.5 par value, due 11/2031, 8.3% (SOFR + 4.00%)	9.6	111.4
Consumer Distribution and Retail
FS Squared Holding Corp., $250.8 par value, due 12/2030, 9.1% (SOFR + 4.75%)	21.3	246.4
North Haven Falcon Buyer, LLC, $237.3 par value, due 05/2027(2)	13.3	154.3
Food and Beverage
Manna Pro Products, LLC, $264.8 par value, due 12/2026, 10.5% (SOFR + 6.00%)	18.8	217.1
Insurance
THG Acquisition, LLC ($122.7 par value, due 10/2031, 9.1% (SOFR + 4.75%)	10.5	121.4

Investments	Percentage of Members' Capital	Fair Value(1)
Materials
SePro Holdings, LLC ($118.3 par value, due 07/2030, 9.6% (SOFR + 5.25%)	10.0	115.9
Total United States (Cost $4,590.9)	379.4	4,389.8
Total First Lien Senior Secured Loans (Cost $4,590.9)	379.4%	$ 4,389.8

Total Investments (Cost $4,590.9)	379.4%	$ 4,389.8

____________________________________________________________________________

(1)
Represents the fair value in accordance with Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures.
(2)
Loan was on non-accrual status.

Senior Direct Lending Program, LLC

Consolidated Condensed Schedule of Investments

As of December 31, 2024

(dollar amounts in millions)

______________________________________________________________________________________________________

See accompanying notes to consolidated financial statements.

Senior Direct Lending Program, LLC

Consolidated Statements of Operations

(in millions)

____________________________________________________________________________________________________

	For the Years Ended December 31,
	2025	2024
INVESTMENT INCOME
Interest income from investments	$ 401	$ 541
Other income	5	—
Total investment income	406	541
EXPENSES
Interest expense	225	292
Servicing fees	12	13
Other general and administrative	2	3
Total expenses	239	308
NET INVESTMENT INCOME BEFORE INCOME TAX EXPENSE	167	233
Income tax expense	2	1
NET INVESTMENT INCOME	165	232
NET REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS
Net realized losses on investments	(102)	(93)
Net unrealized gains (losses) on investments	57	(64)
Net realized and unrealized losses on investments	(45)	(157)
NET INCREASE IN MEMBERS' CAPITAL RESULTING FROM OPERATIONS	$ 120	$ 75

See accompanying notes to consolidated financial statements.

Senior Direct Lending Program, LLC

Consolidated Statements of Changes in Members' Capital

(in millions)

______________________________________________________________________________________________________

	Subordinated	Members'
	Certificates	Interest	Total
Members' Capital at December 31, 2023	$ 1,341	$ —	$ 1,341
Increase in Members' Capital from Operations
Net increase in members' capital resulting from operations	75	—	75
Net increase in members' capital from operations	75	—	75
Decrease in Members' Capital from Capital Transactions
Proceeds from subordinated certificates	241	—	241
Principal paydowns on subordinated certificates	(262)	—	(262)
Distributions to subordinated certificates	(238)	—	(238)
Net decrease in members' capital from capital transactions	(259)	—	(259)
Net decrease in members' capital	(184)	—	(184)
Members' Capital at December 31, 2024	$ 1,157	$ —	$ 1,157
Increase in Members' Capital from Operations
Net increase in members' capital resulting from operations	$ 120	$ —	$ 120
Net increase in members' capital from operations	120	—	120
Decrease in Members' Capital from Capital Transactions
Proceeds from subordinated certificates	223	—	223
Principal paydowns on subordinated certificates	(252)	—	(252)
Distributions to subordinated certificates	(196)	—	(196)
Net decrease in members' capital from capital transactions	(225)	—	(225)
Net decrease in members' capital	(105)	—	(105)
Members' Capital at December 31, 2025	$ 1,052	$ —	$ 1,052

See accompanying notes to consolidated financial statements.

Senior Direct Lending Program, LLC

Consolidated Statements of Cash Flows

(in millions)

______________________________________________________________________________________________________

	For the Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net increase in members' capital resulting from operations	$ 120	$ 75
Adjustments to reconcile net increase in members' capital resulting from operations to net cash (used in) provided by operating activities:
Net realized losses on investments	102	93
Net unrealized (gains) losses on investments	(57)	64
Payment-in-kind interest	—	(25)
Collections of payment-in-kind interest	—	9
Investments in loans receivable	(861)	(1,432)
Principal repayments received on investments in loans receivable	1,044	2,031
Changes in operating assets and liabilities:
Interest receivable	1	12
Other assets	(2)	6
Accrued interest payable on notes	(14)	(14)
Accounts payable and other liabilities	(6)	4
Net cash provided by operating activities	327	823
Cash flows from financing activities:
Proceeds from senior notes	403	658
Principal paydowns of senior notes	(806)	(935)
Proceeds from intermediate funding notes	11	28
Principal paydowns of intermediate funding notes	(28)	(37)
Proceeds from subordinated certificates	223	241
Principal paydowns of subordinated certificates	(252)	(262)
Distributions to subordinated certificates net of distributions payable	(200)	(241)
Net cash used in financing activities	(649)	(548)
CHANGE IN RESTRICTED CASH	(322)	275
RESTRICTED CASH, BEGINNING OF YEAR	425	150
RESTRICTED CASH, END OF YEAR	$ 103	$ 425

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Change in accrued distributions payable to subordinated certificates	$ (4)	$ (3)
Interest paid during the period	$ 239	$ 306

See accompanying notes to consolidated financial statements.

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

1.
Organization

The Senior Direct Lending Program, LLC d/b/a the “Senior Direct Lending Program” (the “SDLP”), a Delaware limited liability company, was organized on December 18, 2015 and commenced initial operations on July 27, 2016. The SDLP makes its investments through its wholly owned subsidiaries, SDLP SPV LLC (“SPV I”) and SDLP SPV II LLC (“SPV II” and collectively, the “SPVs”). The SDLP was formed to make certain first lien senior secured loans, including "unitranche" loans, which are loans that combine both senior and subordinated debt, generally in a first lien position, primarily to U.S. middle-market companies. The SDLP operates pursuant to the SDLP’s Fourth Amended and Restated Limited Liability Company Agreement dated as of August 29, 2023 (as amended from time to time, the “Agreement”). Additionally, specific operating terms and conditions such as servicing fees, administrative fees and disbursement of monies from payment accounts are specified in the SDLP’s Indenture dated as of January 31, 2018 (as amended from time to time, the “Indenture”).

Ares Capital Corporation (“ARCC”) and Varagon SDLP, LLC (the “Varagon Member”) are the members (the “Members”) of the SDLP, and Ares Capital Management LLC (“ACM”) and Varagon Capital Partners, L.P. (“Varagon”, and together with ACM, the “Managers”) are the managers of the SDLP.

Per the Agreement, the SDLP’s investment period will generally terminate upon the earliest of (i) December 31, 2036 (ii) the SDLP’s Investment Committee (as defined below) determines that the investment period be terminated, or (iii) the Members mutually agree to terminate the investment period.

The SDLP is capitalized in the form of subordinated certificates and membership interests (collectively referred to as members’ capital), as well as Senior Notes (as defined below) and intermediate funding notes (“IFNs”). The SDLP is capitalized as transactions are completed, and all portfolio decisions and generally all other decisions in respect of the SDLP, including co-investment transactions made by the SDLP in accordance with the terms of the applicable co-investment exemptive order received from the Securities and Exchange Commission by ARCC, ACM and certain of ARCC’s affiliates, must be approved by an investment committee of the SDLP consisting of representatives of ARCC and the Varagon Member (the “Investment Committee”) (with approval from a representative of each required). The SDLP also has designated an independent third party to serve as a tie-breaker, which would be engaged by the SDLP in the event that the Investment Committee could not reach agreement on certain decisions.

These notes to the consolidated financial statements contain references to and summary descriptions of various provisions of the Agreement and the Indenture. Summary descriptions and brief references are by their nature imprecise and incomplete. Any description of any provision of the Agreement and the Indenture contained herein is qualified in its entirety by reference to the Agreement and the Indenture.

2.
Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“GAAP”), and include the accounts of the SDLP and its consolidated subsidiaries, the SPVs. The SDLP has been designated as an investment company following the accounting and reporting guidance in Accounting Standards Codification (“ASC”) 946, Financial Services—Investment Companies. The consolidated financial statements reflect all adjustments and reclassifications that are necessary for the fair presentation of the results of the

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

operations and financial condition as of and for the periods presented. All intercompany balances and transactions have been eliminated.

Use of Estimates in the Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of actual and contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income or loss and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation of investments.

Investments

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. Unrealized gains or losses primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized.

Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, the SDLP looks at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Investments that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by the SDLP.

As part of the valuation process, the SDLP may take into account the following types of factors, if relevant, in determining the fair value of the SDLP’s investments: the enterprise value of a portfolio company (the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, changes in the interest rate environment and the credit markets, which may affect the price at which similar investments would trade in their principal markets, and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the SDLP considers the pricing indicated by the external event to corroborate its valuation.

Because there is not a readily available market value for most of the investments in the SDLP portfolio, the SDLP values substantially all of its portfolio investments at fair value as determined in good faith by the SDLP, as described herein. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the SDLP’s investments may fluctuate from period to period. Additionally, the fair value of the SDLP’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the SDLP may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the SDLP was required to liquidate a portfolio investment in a forced or liquidation sale, the SDLP could realize significantly less than the value at which the SDLP has recorded it.

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.

See Note 3 for more information on the SDLP’s valuation process.

Restricted Cash

Restricted cash relates to cash held by a trustee on behalf of the SDLP and may include funds from time to time deposited with financial institutions and short-term, liquid investments in a money market account. The Indenture generally restricts this cash to be used to make interest and principal payments on the Senior Notes, IFNs and subordinated certificates, invest in debt and equity securities and pay other costs of the SDLP. Restricted cash is carried at cost which approximates fair value.

Interest Income Recognition

Interest income is recorded on an accrual basis and includes the accretion of discounts, amortization of premiums and payment-in-kind (“PIK”) interest. Discounts from and premiums to par value on investments purchased are accreted/amortized into interest income over the life of the respective security using the effective yield method. To the extent loans contain PIK provisions, PIK interest, computed at the contractual rate specified in each applicable agreement, is accrued and recorded as interest income and added to the principal balance of the loan. PIK interest income added to the principal balance is generally collected upon repayment of the outstanding principal. The amortized cost of investments represents the original cost adjusted for any accretion of discounts, amortization of premiums and PIK interest.

Loans are generally placed on non-accrual status when principal or interest payments are past due 30 days or more or when there is reasonable doubt that principal or interest will be collected in full. Accrued and unpaid interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon the SDLP’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest are paid or there is no longer any reasonable doubt that such principal or interest will be collected in full and, in the judgment of the SDLP, are likely to remain current. The SDLP may make exceptions to this policy if the loan has sufficient collateral value (i.e., typically measured as enterprise value of the portfolio company) or is in the process of collection.

Other Income

Other income includes amendment fees that are fixed based on contractual terms and are generally non-recurring and non-refundable and are recognized as revenue when earned upon closing of the related transaction. Other income also includes fees for commitments. Such fees are fixed based on contractual terms and are recognized as income as services are rendered.

Income Taxes

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

The SDLP is treated as a partnership for U.S. federal income tax purposes and each member is individually responsible for reporting their share of income or loss, to the extent required by federal and state income tax laws and regulations, based upon their respective share of the SDLP’s income or loss and expenses as reported for income tax purposes.

New York City (“NYC”) imposes an Unincorporated Business Tax (“UBT”) on unincorporated entities that carry on a trade or business in NYC. The term “unincorporated entity” is defined to include an entity classified as a partnership for U.S. federal income tax purposes. Because the SDLP's activities constitute a trade or business in NYC, the SDLP is subject to the UBT. For the years ended December 31, 2025 and 2024, the SDLP recorded total tax expense including UBT of $2 and $1, respectively.

The Managers have reviewed all open tax years for major jurisdictions and has determined the SDLP has no tax liability for any unrecognized tax benefits (“UTB”) nor did it recognize any interest and penalties related to UTB for the year ended December 31, 2025.

Servicing and Administrative Fees

Pursuant to the Indenture, Varagon earns a senior servicing fee based on the average daily aggregate outstanding amount of the Senior Notes and IFNs. Additionally, the SDLP pays ARCC an administrative fee in exchange for the overhead costs in performing certain administrative functions for the SDLP. Such fees are paid to Varagon and ARCC as part of the SDLP's quarterly distributions. For the years ended December 31, 2025 and 2024, the SDLP incurred servicing fees of $12 and $13, respectively, and administrative fees of $1.5 and $1.5, respectively.

Recent Accounting Pronouncements

The SDLP considers the applicability and impact of all accounting standard updates (“ASU”) issued by the Financial

Accounting Standards Board. ASUs were assessed and either determined to be not applicable or expected to have minimal impact on its consolidated financial statements.

3.
Investments

As of December 31, 2025 and 2024, the SDLP’s investments consisted of the following:

	As of December 31,
	2025		2024
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First lien senior secured loans	$ 4,282	$ 4,132	$ 4,591	$ 4,390
Preferred equity	23	27	—	—
Other equity	—	—	—	—
Total	$ 4,305	$ 4,159	$ 4,591	$ 4,390

(1) First lien senior secured loans include certain loans that the SDLP classifies as “unitranche” loans. The total amortized cost and fair value of the loans that the SDLP classified as “unitranche” loans were $2,844 and $2,799, respectively, as of December 31, 2025, and $3,934 and $3,826, respectively, as of December 31, 2024.

Fair Value Measurements

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

The SDLP follows ASC 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), which expands the application of fair value accounting. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosure of fair value measurements. ASC 820-10 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the SDLP to assume that the portfolio investment is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820-10, the SDLP has considered its principal market as the market in which the SDLP exits its portfolio investments with the greatest volume and level of activity. ASC 820-10 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. In accordance with ASC 820-10, these inputs are summarized in the three broad levels listed below:

•
Level 1-Valuations based on quoted prices in active markets for identical assets or liabilities that the SDLP has the ability to access.

•
Level 2-Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•
Level 3-Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Consistent with the SDLP’s valuation policy, it evaluates the source of inputs, including any markets in which the SDLP’s investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. The SDLP’s valuation policy considers the fact that because there is not a readily available market value for most of the investments in the SDLP’s portfolio, the fair value of the investments must typically be determined using unobservable inputs.

The SDLP’s portfolio investments are typically valued using two different valuation techniques. The first valuation technique is an analysis of the enterprise value (“EV”) of the portfolio company. Enterprise value means the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. The primary method for determining EV uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s EBITDA (generally defined as net income before net interest expense, income tax expense, depreciation and amortization). EBITDA multiples are typically determined based upon review of market comparable transactions and publicly traded comparable companies, if any. The SDLP may also employ other valuation multiples to determine EV, such as revenues. The second method for determining EV uses a discounted cash flow analysis whereby future expected cash flows of the portfolio company are discounted to determine a present value using estimated discount rates (typically a weighted average cost of capital based on costs of debt and equity consistent with current market conditions). The EV analysis is performed to determine if there is credit impairment for debt investments. If debt investments are credit impaired, an EV analysis may be used to value such debt investments; however, in addition to the methods outlined above, other methods such as a liquidation or wind-down analysis may be utilized to estimate enterprise value. The second valuation technique is a yield analysis, which is typically performed for non-credit impaired debt investments. To determine fair value using a yield analysis, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk. In the yield analysis, the SDLP considers the current contractual interest rate, the maturity and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the enterprise value of the portfolio company. As debt investments held by the SDLP are substantially illiquid with no active transaction market, the SDLP depends

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable.

The following tables summarize the significant unobservable inputs the SDLP used to value all of the investments categorized within Level 3 as of December 31, 2025 and 2024. The tables are not intended to be all‑inclusive, but instead capture the significant unobservable inputs relevant to the SDLP’s determination of fair values.

	As of December 31, 2025
			Unobservable Input
Asset Category	Fair Value	Primary Valuation Technique	Input	Estimated Range	Weighted Average
First lien senior secured loans	$ 4,132	Yield analysis	Market yield	7.9% - 23.8%	10.6%
Preferred equity	27	EV analysis	EBITDA multiple	10.5x	10.5x
Other equity	—
Total	$ 4,159

	As of December 31, 2024
			Unobservable Input
Asset Category	Fair Value	Primary Valuation Technique	Input	Estimated Range	Weighted Average
First lien senior secured loans	$ 4,236	Yield analysis	Market yield	8.7% - 18.4%	10.7%
First lien senior secured loans	154	Discounted cash flow analysis	Discount rate	18.8%	18.8%
Total	$ 4,390

Changes in market yields may change the fair value of certain of the SDLP’s investments. Generally, an increase in market yields may result in a decrease in the fair value of certain of the SDLP’s investments. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the SDLP’s investments may fluctuate from period to period. Additionally, the fair value of the SDLP’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the SDLP may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the SDLP was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the SDLP has recorded it.

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.

The following table presents fair value measurements of investments and unfunded delayed draw loan commitments as of December 31, 2025:

	Level 1	Level 2	Level 3	Total
Investments	$ —	$ —	$ 4,159	$ 4,159
Unfunded delayed draw loan commitments (1)	$ —	$ —	$ —	$ —

(1) The fair value of unfunded delayed draw loan commitments is included in “accounts payable and other liabilities” in the accompanying consolidated balance sheet.

The following table presents fair value measurements of investments and unfunded delayed draw loan commitments as of December 31, 2024:

	Level 1	Level 2	Level 3	Total
Investments	$ —	$ —	$ 4,390	$ 4,390
Unfunded delayed draw loan commitments (1)	$ —	$ —	$ (3)	$ (3)

(1) The fair value of unfunded delayed draw loan commitments is included in “accounts payable and other liabilities” in the accompanying consolidated balance sheet.

The following tables present changes in investments in which significant unobservable inputs (Level 3) were used in determining fair value as of and for the years ended December 31, 2025 and 2024:

As of and For the Year Ended December 31, 2025
Balance as of December 31, 2024	$ 4,390
Net realized losses	(102)
Net unrealized gains	57
Purchases	861
Repayments	(1,047)
Net transfers out of Level 3	—
Balance as of December 31, 2025	$ 4,159

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

As of and For the Year Ended December 31, 2024
Balance as of December 31, 2023	$ 5,129
Net realized losses	(93)
Net unrealized losses	(64)
Purchases	1,432
Repayments	(2,039)
Payment-in-kind interest	25
Net transfers out of Level 3	—
Balance as of December 31, 2024	$ 4,390

4.
Senior Notes and IFNs

As of December 31, 2025, clients of Varagon have made capital available to the SDLP in the form of Senior Notes and IFNs of $4,150 and $350, respectively. This capital will only be committed to the SDLP upon approval of transactions by the investment committee of the SDLP. As of December 31, 2025 and 2024, there were $3,024 and $3,428 of Senior Notes outstanding, respectively. As of December 31, 2025 and 2024, there were $113 and $130 of IFNs outstanding, respectively. The interest rates charged on the Senior Notes and IFNs are based on Secured Overnight Financing Rate (“SOFR”) plus an applicable spread. As of December 31, 2025 and 2024, the spread on the Senior Notes were 2.01% and 2.53%, and the spread on the IFNs were 4.01% and 4.53%, respectively.

The Senior Notes and IFNs are collateralized by substantially all the assets of the SDLP. Under the terms of the Senior Notes and the IFNs, the SDLP is required to comply with certain financial and nonfinancial covenants, primarily related to interest and collateral coverage. As of December 31, 2025 and 2024, the SDLP was in compliance in all material respects with all of the covenants of the Senior Notes and the IFNs.

5.
Subordinated Certificates

As of December 31, 2025 and 2024, ARCC and the Varagon Member has made capital available to the SDLP in the form of subordinated certificates of $1,444 and $206, respectively. This capital will only be committed to the SDLP upon approval of transactions by the investment committee of the SDLP. Below is a summary of the funded capital of the SDLP.

	As of December 31,
	2025	2024
Total capital funded to the SDLP by ARCC (1)	$ 1,285	$ 1,310
Total capital funded to the SDLP by the Varagon Member (1)	$ 184	$ 187

(1) At principal amount

19

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

The subordinated certificates carried a stated interest rate of SOFR plus an applicable margin, and also entitled the holders thereof to receive a portion of the excess cash flow from the portfolio, after expenses.

6.
Commitments and Contingencies

As of December 31, 2025 and 2024, the SDLP had the following investment commitments to fund various senior secured delayed draw loans to portfolio companies:

	As of December 31,
	2025	2024
Total undrawn delayed draw loan commitments	$ 259	$ 489

The SDLP’s commitment to fund delayed draw loans is generally triggered upon the satisfaction of certain pre-negotiated terms and conditions. Generally, the most significant and uncertain term requires the borrower to satisfy a specific use of proceeds covenant. The use of proceeds covenant typically requires the borrower to use the additional loans for the specific purpose of a permitted acquisition or permitted investment, for example. In addition to the use of proceeds covenant, the borrower is generally required to satisfy additional negotiated covenants (including specified leverage levels).

7.
Allocations and Distributions of Income and Losses

The SDLP makes distributions quarterly. Generally, cash received by the SDLP from investments is categorized as either principal proceeds or interest proceeds. Interest proceeds are generally used to pay expenses of the SDLP as well as contractual interest accrued on the Senior Notes, IFNs and subordinated certificates. Any amounts remaining after expenses and contractual amounts are paid are generally distributed to the holders of the subordinated certificates. Principal collections are generally distributed to the holders of the Senior Notes, IFNs and subordinated certificates to reduce the respective principal amounts outstanding, however it may be distributed to pay expenses or other contractual amounts due if interest proceeds are not sufficient to pay these amounts. The Indenture sets forth certain payment waterfalls for the application of interest proceeds and principal proceeds. In certain circumstances, such waterfalls may result in a different application of interest proceeds and principal proceeds than is described in this note, including, among other things, the application of such proceeds to pay down the outstanding principal amount of the Senior Notes and IFNs ahead of the subordinated certificates. Net income and losses generally are allocated pro rata to the Members based on their ownership percentage of the membership interests. Other allocations may be made to comply with certain tax and other regulatory requirements.

8.
Related Party Transactions

Affiliates of the Varagon Member, ARCC or either of the Managers may have an interest in other securities or debt issued by the portfolio companies in which the SDLP has invested, and those securities or debt could be senior, pari passu, or junior to the investments held by the SDLP. See Note 2 for more information on other related party transactions.

20

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

9.
Financial Highlights

The following represents the financial highlights for the members of the SDLP for the years ended December 31, 2025 and 2024:

For the Years Ended December 31,
	2025	2024
Net investment income ratio to average members' capital (1)	14.88%	18.53%

Interest expense ratio to average members' capital (1)	20.39%	23.43%
Other expenses ratio to average members' capital (1)	1.49%	1.33%
Total expense ratio to average members' capital (1)	21.88%	24.76%

Internal rate of return since inception (2)
End of period	11.77%	11.72%

(1)

The ratios of net investment income, interest expense and other expenses to the average members’ capital represent the net investment income, interest expense and other expenses, as reported in the consolidated statement of operations, to the average members’capital for the years ended December 31, 2025 and 2024.

(2)

The internal rate of return since inception was calculated based on the actual dates of the cash flows (contributions and distributions) and the ending members' capital for the years ended December 31, 2025 and 2024.

10.
Market and Other Risk Factors

Due to the nature of the SDLP’s strategy, the SDLP and its investment portfolio are subject to market, credit and other risk factors, including, but not limited to, the following:

Market Disruption Risk

Significant changes or volatility in the capital markets may cause the fair value of investments to fluctuate significantly over the life of the investments, which may have a negative effect on the valuations of SDLP’s investments. Investments may decline in value due to factors affecting the securities markets generally or particular industries. The value of an investment may decline due to general market conditions which are not specifically related to such investment, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, uncertainty with respect to the imposition of tariffs and trade disputes with certain countries, fluctuations in global interest rates, impacts from global exogenous events (such as the ongoing war between Russia and Ukraine and continued conflicts and political unrest in the Middle East and South America), and concerns over future increases in inflation or adverse investor sentiment generally. Investments may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. These factors are outside of the SDLP’s control and may impact the level of volatility of investment values, as well as the liquidity of investments. While most of the SDLP’s investments are illiquid and

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

not intended to be traded, applicable accounting standards require the SDLP to assume as part of the valuation process that the SDLP’s investments are sold in a principal market to market participants (even if the SDLP plans on holding an investment through its maturity). Significant changes in the capital markets may also affect the pace of investment activity and the potential for liquidity events involving the SDLP’s investments. Sanctions imposed by the U.S. and other countries, including in connection with hostilities between Russia and Ukraine and the tensions between China and Taiwan, have caused additional financial market volatility and affected the global economy. Concerns over future inflation volatility, economic recession, as well as interest rate volatility and fluctuations in oil and gas prices resulting from global production and demand levels, as well as geopolitical tension, have exacerbated market volatility. In addition, social unrest, changes regarding immigration and work permit policies and other political and security concerns may not abate, which may cause the debt and equity capital markets and our business to be adversely affected both within and outside of regions experiencing ongoing conflicts. Market uncertainty and volatility have also been magnified as a result of the current U.S. presidential administration and ongoing uncertainties regarding actual and potential shifts in U.S. and foreign, trade, economic and other policies, including with respect to treaties and tariffs.

The U.S. has enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict the SDLP’s portfolio companies' access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact SDLP.

Credit Risk

The SDLP invests in first lien senior secured loans, including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position, primarily to U.S. middle-market companies. While the debt the SDLP invests in is often secured, such security does not guarantee that the SDLP will receive principal and interest payments according to the terms of the loan, or that the value of any collateral will be sufficient to allow the SDLP to recover all or a portion of the outstanding amount of the loan should the SDLP be forced to enforce its remedies. The SDLP places its cash with financial institutions and, at times, cash held in the checking, money market and repurchase accounts may be in excess of the Federal Deposit Insurance Corporation insured limit.

Interest Rate Risk

General interest rate fluctuations may have a substantially negative impact on the SDLP’s investments and investment opportunities and, accordingly, may have a material adverse effect on the SDLP’s investment objective and its net investment income. The U.S. Federal Reserve decreased the federal funds rate multiple times in 2025.To the extent the SDLP borrows money to make investments, the SDLP’s net investment income is dependent upon the difference between the rate at which the SDLP borrows funds and the rate at which the SDLP invests these funds. In periods of declining interest rates, the SDLP may earn less interest income from investments while the SDLP's cost of funds will also decrease, to a lesser extent, resulting in lower net investment income. Conversely, in periods of rising interest rates, the SDLP may earn more interest income from

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2025

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

investments made during such rising rate environment. There can be no assurance that a significant change in market interest rates will not have a material adverse effect on the SDLP’s net investment income.

Technology and Artificial Intelligence Risk

Artificial intelligence, including machine learning technology and generative artificial intelligence, is rapidly evolving. While the full extent of current or future risks related thereto is not possible to predict, artificial intelligence could significantly disrupt the business models and markets in which SDLP operates and subject SDLP to increased competition, legal and regulatory risks and compliance costs, any of which could have a material adverse effect on the SDLP or its investments.

The use of artificial intelligence tools and technologies in the operation of a company's business comes with potential risks, including, but not limited to, generation of inaccurate results, misuse or disclosures of confidential information, infringement of third-party intellectual property rights, potential cybersecurity vulnerabilities, reputational risk, and regulatory burdens. Artificial intelligence models may create outputs that are flawed, inaccurate, biased, or that infringe or misappropriate intellectual property of third parties. The SDLP or the SDLP’s investments may also be exposed to competitive risks related to the adoption of artificial intelligence or other new technologies by others within their respective industries. In addition, investments in technology systems and artificial intelligence may not deliver the benefits expected, which could result in costs without corresponding benefits.

Finally, governments and regulators in the U.S. and abroad have proposed, adopted or are considering laws, regulations and guidance governing the development, deployment and use of artificial intelligence systems, including requirements relating to transparency, accountability, data governance, risk management, human oversight, cybersecurity, intellectual property and recordkeeping. For example, the European Union has adopted the EU Artificial Intelligence Act, which applies on a phased basis that began in 2025 and a number of U.S. states have enacted general artificial intelligence laws. These and other developments could increase SDLP’s compliance costs, restrict SDLP’s use of artificial intelligence in business and investment processes, require changes to SDLP’s policies, procedures, controls or vendor arrangements, and expose SDLP or its portfolio investments to investigations, enforcement actions, litigation, fines, penalties or reputational harm.

11.
Subsequent Events

The Managers have evaluated subsequent events through March 16, 2026 of the consolidated financial statements included herein. There have been no subsequent events that occurred during such period that would require disclosure in the SDLP’s consolidated financial statements as of and for the year ended December 31, 2025.

SENIOR DIRECT LENDING PROGRAM, LLC

(dba Senior Direct Lending Program)

Consolidated Financial Statements

For the Year Ended December 31, 2024

(With Independent Auditors' Report Thereon)

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629

Independent Auditors' Report

To the Members
Senior Direct Lending Program, LLC:

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Senior Direct Lending Program, LLC (the Fund), which comprise the consolidated balance sheets, including the consolidated schedules of investments, as of December 31, 2024 and December 31, 2023, and the related consolidated statements of operations, changes in members' capital, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2024 and December 31, 2023, and the results of its operations, changes in its members' capital, and its cash flows for each of the years in the two-year period ended December 31, 2024, in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Fund, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund's ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditors' Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

1

substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.
- Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control. Accordingly, no such opinion is expressed.
- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

KPMG LLP

Los Angeles, California
March 18, 2025

2

Senior Direct Lending Program, LLC

Consolidated Balance Sheets

(in millions)

______________________________________________________________________________________________________

	As of
	December 31, 2024	December 31, 2023

ASSETS
Investments at fair value (amortized cost of $4,591 and $5,267, respectively)	$ 4,390	$ 5,129
Restricted cash	425	150
Interest receivable	24	36
Other assets	—	6
Total assets	$ 4,839	$ 5,321
LIABILITIES
Senior notes	$ 3,428	$ 3,705
Intermediate funding notes	130	139
Accrued interest payable on notes	65	79
Accrued distribution payable on subordinated certificates	47	50
Accounts payable and other liabilities	12	7
Total liabilities	3,682	3,980
MEMBERS' CAPITAL
Subordinated certificates	1,157	1,341
Members' interest	—	—
Total members' capital	1,157	1,341
Total liabilities and members' capital	$ 4,839	$ 5,321

See accompanying notes to consolidated financial statements.

3

Senior Direct Lending Program, LLC

Consolidated Schedule of Investments

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

Company	Investment	Interest (1)	Amortized Cost	Fair Value	Percentage of Members' Capital
Capital Goods
Qnnect, LLC	First lien senior secured loan ($275.6 par due 11/2029)	10.3%	$ 275.6	$ 275.6

Harvey Tool Company, LLC	First lien senior secured loan ($268.1 par due 10/2027)	9.6%	268.1	268.1

Arrowhead Holdco Company	First lien senior secured loan ($279.6 par due 08/2028)	9.9%	279.6	234.9

EIS Legacy Holdco, LLC	First lien senior secured loan ($220.5 par due 11/2031)	9.3%	220.5	218.3

Penn Power Group LLC	First lien senior secured loan ($32.9 par due 12/2027)	10.2%	32.9	32.9

			1,076.7	1,029.8	89.0%
Consumer Services
HGC Holdings, LLC	First lien senior secured loan ($400.1 par due 06/2026)	9.9%	400.1	400.1

Concert Golf Partners Holdco LLC	First lien senior secured loan ($286.2 par due 04/2030)	9.1%	286.2	286.2

Triwizard Holdings, Inc.	First lien senior secured loan ($247.9 par due 06/2029)	9.7%	247.9	247.9
			934.2	934.2	80.7%
Commercial & Professional Services
ISQ Hawkeye Holdco, Inc.	First lien senior secured loan ($312.2 par due 08/2031)	9.1%	312.2	312.2

Valcourt Holdings II, LLC and Jobs Holdings, Inc.	First lien senior secured loan ($325.9 par due 11/2029)	10.4%	325.9	325.9

Pritchard Industries, LLC	First lien senior secured loan ($242.7 par due 10/2027)	10.3%	242.7	238.3
			880.8	876.4	75.8%

4

Senior Direct Lending Program, LLC

Consolidated Schedule of Investments

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

Company	Investment	Interest (1)	Amortized Cost	Fair Value		Percentage of Members' Capital
Household & Personal Products
Walnut Parent, Inc.	First lien senior secured loan ($367.3 par due 11/2027)	10.0%	367.3	356.3
			367.3	356.3		30.8%
Healthcare Services
NMN Holdings III Corp	First lien senior secured loan ($228.9 par due 07/2031)	8.9%	228.9	226.6

Surescripts, LLC	First lien senior secured loan ($112.5 par due 11/2031)	8.3%	112.5	111.4

Center for Autism and Related Disorders, LLC	First lien senior secured loan ($164.3 par due 11/2024)		—	—	(2)
			341.4	338.0		29.2%
Food & Staples Retailing
FS Squared Holding Corp.	First lien senior secured loan ($250.8 par due 12/2030)	9.1%	250.8	246.4
			250.8	246.4		21.3%
Food & Beverage
Manna Pro Products, LLC	First lien senior secured loan ($264.8 par due 12/2026)	10.5%	264.8	217.1
			264.8	217.1		18.8%
Retailing and Distribution
North Haven Falcon Buyer, LLC	First lien senior secured loan ($237.3 par due 05/2027)		233.9	154.3	(2)
			233.9	154.3		13.3%
Insurance services
THG Acquisition, LLC	First lien senior secured loan ($122.7 par due 10/2031)	9.1%	122.7	121.4
			122.7	121.4		10.5%
Chemical & Rubber Industry
SePro Holdings, LLC	First lien senior secured loan ($118.3 par due 07/2030)	9.6%	118.3	115.9
			118.3	115.9		10.0%

			$ 4,590.9	$ 4,389.8		379.4%

5

Senior Direct Lending Program, LLC

Consolidated Schedule of Investments

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

Company	Investment	Interest (1)	Amortized Cost	Fair Value	Percentage of Members' Capital

(1) Represents the weighted average annual stated interest rate as of December 31, 2024. All interest rates are payable in cash, except for portions of the stated interest rates which are payment-in-kind for investments in Arrowhead Holdco Company.

(2) Loan is on non-accrual status.

See accompanying notes to consolidated financial statements.

6

Senior Direct Lending Program, LLC

Consolidated Schedule of Investments

As of December 31, 2023

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

Company	Investment	Interest (2)	Amortized Cost	Fair Value		Percentage of Members' Capital
Capital Goods
NCWS Intermediate, Inc.	First lien senior secured loan ($279.7 par due 12/2026)	11.6%	$ 279.7	$ 279.7

Qnnect, LLC	First lien senior secured loan ($278.3 par due 11/2029)	12.4%	278.3	278.3

Harvey Tool Company, LLC	First lien senior secured loan ($256.6 par due 10/2027)	11.0%	256.6	254.0

Precinmac (US) Holdings Inc. and Trimaster Manufacturing Inc.	First lien senior secured loan ($256.1 par due 08/2027)	11.5%	256.1	253.5	(1)

Arrowhead Holdco Company	First lien senior secured loan ($271.6 par due 08/2028)	10.0%	271.6	244.4

Penn Detroit Diesel Allison, LLC	First lien senior secured loan ($32.9 par due 12/2027)	11.7%	32.9	32.9
			1,375.2	1,342.8		100.1%
Commercial & Professional Services
ISQ Hawkeye Holdco, Inc.	First lien senior secured loan ($295.6 par due 08/2029)	11.4%	295.6	295.6

Valcourt Holdings II, LLC	First lien senior secured loan ($262.5 par due 11/2029)	11.3%	262.5	257.3

Pritchard Industries, LLC	First lien senior secured loan ($245.2 par due 10/2027)	11.0%	245.2	240.3
			803.3	793.2		59.1%
Consumer Services
Concert Golf Partners Holdco LLC	First lien senior secured loan ($273.5 par due 04/2029)	11.2%	273.5	273.5

HGC Holdings, LLC	First lien senior secured loan ($232.0 par due 06/2026)	11.2%	232.0	232.0

Triwizard Holdings, Inc.	First lien senior secured loan ($169.2 par due 06/2029)	11.7%	169.2	169.2
			674.7	674.7		50.3%
Insurance Services
THG Acquisition, LLC	First lien senior secured loan ($325.5 par due 12/2026)	11.2%	325.5	325.3

Benecon Midco II LLC	First lien senior secured loan ($170.2 par due 12/2026)	10.7%	170.2	170.2

7

Senior Direct Lending Program, LLC

Consolidated Schedule of Investments

As of December 31, 2023

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

Company	Investment	Interest (2)	Amortized Cost	Fair Value		Percentage of Members' Capital
			495.7	495.5		36.9%
Household & Personal Products
Walnut Parent, Inc.	First lien senior secured loan ($370.2 par due 11/2027)	11.0%	370.2	366.5
			370.2	366.5		27.3%

Software & Services
Pegasus Global Enterprise Holdings, LLC	First lien senior secured loan ($334.9 par due 05/2025)	10.7%	334.9	334.9
			334.9	334.9		25.0%
Food & Staples Retailing
FS Squared Holding Corp.	First lien senior secured loan ($323.3 par due 03/2025)	10.8%	323.3	323.3
			323.3	323.3		24.1%
Food & Beverage
Manna Pro Products, LLC	First lien senior secured loan ($267.5 par due 12/2026)	11.5%	267.5	251.5
			267.5	251.5		18.7%
Telecommunication Services
Emergency Communications Network, LLC	First lien senior secured loan ($252.3 par due 06/2024)	14.1%	252.3	219.5
			252.3	219.5		16.4%
Retailing & Distribution
North Haven Falcon Buyer, LLC	First lien senior secured loan ($224.5 par due 05/2027)	13.5%	224.5	181.8
			224.5	181.8		13.6%
Education
Excelligence Holdings Corp.	First lien senior secured loan ($145.4 par due 01/2024)	11.5%	145.4	145.4
			145.4	145.4		10.8%
Healthcare Services
Center for Autism and Related Disorders, LLC	First lien senior secured loan ($164.3 par due 11/2024)		—	—	(3)
			—	—		— %

			$ 5,267.0	$ 5,129.1		382.3%

(1) As of December 31, 2023, other than the investment noted by this footnote, all portfolio investments in the Senior Direct Lending Program, LLC (the “SDLP”) were domiciled in the United States.

8

Senior Direct Lending Program, LLC

Consolidated Schedule of Investments

As of December 31, 2023

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

Company	Investment	Interest (2)	Amortized Cost	Fair Value	Percentage of Members' Capital

(2) Represents the weighted average annual stated interest rate as of December 31, 2023. All interest rates are payable in cash, except for portions of the stated interest rates which are payment-in-kind for investments in Emergency Communications Network, LLC and North Haven Falcon Buyer, LLC.

(3) Loan is on non-accrual status.

See accompanying notes to consolidated financial statements.

9

Senior Direct Lending Program, LLC

Consolidated Statements of Operations

(in millions)

____________________________________________________________________________________________________

	For the Years Ended December 31,
	2024	2023
INVESTMENT INCOME
Interest income from investments	$ 541	$ 566
Other income	—	4
Total investment income	541	570
EXPENSES
Interest expense	292	296
Servicing fees	13	13
Other general and administrative	3	2
Total expenses	308	311
NET INVESTMENT INCOME BEFORE INCOME TAX EXPENSE	233	259
Income tax expense	1	8
NET INVESTMENT INCOME	232	251
NET REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS
Net realized losses on investments	(93)	(148)
Net unrealized (losses) gains on investments	(64)	75
Net realized and unrealized losses on investments	(157)	(73)
NET INCREASE IN MEMBERS' CAPITAL RESULTING FROM OPERATIONS	$ 75	$ 178

See accompanying notes to consolidated financial statements.

10

Senior Direct Lending Program, LLC

Consolidated Statements of Changes in Members' Capital

(in millions)

______________________________________________________________________________________________________

	Subordinated	Members'
	Certificates	Interest	Total
Members' Capital at December 31, 2022	$ 1,328	$ —	$ 1,328
Increase in Members' Capital from Operations
Net increase in members' capital resulting from operations	178	—	178
Net increase in members' capital from operations	178	—	178
Decrease in Members' Capital from Capital Transactions
Proceeds from subordinated certificates	204	—	204
Principal paydowns on subordinated certificates	(143)	—	(143)
Distributions to subordinated certificates	(226)	—	(226)
Net decrease in members' capital from capital transactions	(165)	—	(165)
Net increase in members' capital	13	—	13
Members' Capital at December 31, 2023	$ 1,341	$ —	$ 1,341
Increase in Members' Capital from Operations
Net increase in members' capital resulting from operations	$ 75	$ —	$ 75
Net increase in members' capital from operations	75	—	75
Decrease in Members' Capital from Capital Transactions
Proceeds from subordinated certificates	241	—	241
Principal paydowns on subordinated certificates	(262)	—	(262)
Distributions to subordinated certificates	(238)	—	(238)
Net decrease in members' capital from capital transactions	(259)	—	(259)
Net decrease in members' capital	(184)	—	(184)
Members' Capital at December 31, 2024	$ 1,157	$ —	$ 1,157

See accompanying notes to consolidated financial statements.

11

Senior Direct Lending Program, LLC

Consolidated Statements of Cash Flows

(in millions)

______________________________________________________________________________________________________

	For the Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net increase in members' capital resulting from operations	$ 75	$ 178
Adjustments to reconcile net increase in members' capital resulting from operations to net cash provided by operating activities:
Net realized losses on investments	93	148
Net unrealized losses (gains) on investments	64	(75)
Payment-in-kind interest	(25)	(25)
Collections of payment-in-kind interest	9	12
Investments in loans receivable	(1,432)	(633)
Principal repayments received on investments in loans receivable	2,031	404
Changes in operating assets and liabilities:
Interest receivable	12	17
Other assets	6	2
Accrued interest payable on notes	(14)	20
Accounts payable and other liabilities	4	(1)
Net cash provided by operating activities	823	47
Cash flows from financing activities:
Proceeds from senior notes	658	522
Principal paydowns of senior notes	(935)	(356)
Proceeds from intermediate funding notes	28	28
Principal paydowns of intermediate funding notes	(37)	(21)
Proceeds from subordinated certificates	241	204
Principal paydowns of subordinated certificates	(262)	(143)
Distributions to subordinated certificates net of distributions payable	(241)	(214)
Net cash (used in) provided by financing activities	(548)	20
CHANGE IN RESTRICTED CASH	275	67
RESTRICTED CASH, BEGINNING OF YEAR	150	83
RESTRICTED CASH, END OF YEAR	$ 425	$ 150

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Change in accrued distributions payable to subordinated certificates	$ (3)	$ 12
Interest paid during the year	$ 306	$ 276

See accompanying notes to consolidated financial statements.

12

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

(3)
Organization

The Senior Direct Lending Program, LLC d/b/a the “Senior Direct Lending Program” (the “SDLP”), a Delaware limited liability company, was organized on December 18, 2015 and commenced initial operations on July 27, 2016. The SDLP makes its investments through its wholly owned subsidiaries, SDLP SPV LLC (“SPV I”) and SDLP SPV II LLC (“SPV II” and collectively, the “SPVs”). The SDLP was formed to make certain first lien senior secured loans, including "unitranche" loans, which are loans that combine both senior and subordinated debt, generally in a first lien position, primarily to U.S. middle-market companies. The SDLP operates pursuant to the SDLP’s Fourth Amended and Restated Limited Liability Company Agreement dated as of August 29, 2023 (as amended from time to time, the “Agreement”). Additionally, specific operating terms and conditions such as servicing fees, administrative fees and disbursement of monies from payment accounts are specified in the SDLP’s Indenture dated as of January 31, 2018 (as amended from time to time, the “Indenture”).

Ares Capital Corporation (“ARCC”) and Varagon SDLP, LLC (the “Varagon Member”) are the members (the “Members”) of the SDLP, and Ares Capital Management LLC (“ACM”) and Varagon Capital Partners, L.P. (“Varagon”, and together with ACM, the “Managers”) are the managers of the SDLP.

Per the Agreement, the SDLP’s investment period will generally terminate upon the earliest of (i) December 31, 2036 (ii) the SDLP’s Investment Committee (as defined below) determines that the investment period be terminated, or (iii) the Members mutually agree to terminate the investment period.

The SDLP is capitalized in the form of subordinated certificates and membership interests (collectively referred to as members’ capital), as well as Senior Notes (as defined below) and intermediate funding notes (“IFNs”). The SDLP is capitalized as transactions are completed and all portfolio decisions and generally all other decisions in respect of the SDLP must be approved by an investment committee of the SDLP consisting of representatives of ARCC and the Varagon Member (the “Investment Committee”) (with approval from a representative of each required). The SDLP also has designated an independent third party to serve as a tie-breaker, which would be engaged by the SDLP in the event that the Investment Committee could not reach agreement on certain decisions.

These notes to the consolidated financial statements contain references to and summary descriptions of various provisions of the Agreement and the Indenture. Summary descriptions and brief references are by their nature imprecise and incomplete. Any description of any provision of the Agreement and the Indenture contained herein is qualified in its entirety by reference to the Agreement and the Indenture.

(3)
Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“GAAP”), and include the accounts of the SDLP and its consolidated subsidiaries, the SPVs. The SDLP has been designated as an investment company following the accounting and reporting guidance in Accounting Standards Codification (“ASC”) 946, Financial Services—Investment Companies. The consolidated financial statements reflect all adjustments and reclassifications that are necessary for the fair presentation of the results of the operations and financial condition as of and for the periods presented. All significant intercompany balances and transactions have been eliminated.

13

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

Use of Estimates in the Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of actual and contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income or loss and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation of investments.

Investments

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. Unrealized gains or losses primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized.

Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, the SDLP looks at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Investments that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by the SDLP.

As part of the valuation process, the SDLP may take into account the following types of factors, if relevant, in determining the fair value of the SDLP’s investments: the enterprise value of a portfolio company (the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, changes in the interest rate environment and the credit markets, which may affect the price at which similar investments would trade in their principal markets, and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the SDLP considers the pricing indicated by the external event to corroborate its valuation.

Because there is not a readily available market value for most of the investments in the SDLP portfolio, the SDLP values substantially all of its portfolio investments at fair value as determined in good faith by the SDLP, as described herein. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the SDLP’s investments may fluctuate from period to period. Additionally, the fair value of the SDLP’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the SDLP may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the SDLP was required to liquidate a portfolio investment in a forced or liquidation sale, the SDLP could realize significantly less than the value at which the SDLP has recorded it.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.

14

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

See Note 3 for more information on the SDLP’s valuation process.

Restricted Cash

Restricted cash relates to cash held by a trustee on behalf of the SDLP and may include funds from time to time deposited with financial institutions and short-term, liquid investments in a money market account. The Indenture generally restricts this cash to be used to make interest and principal payments on the Senior Notes, IFNs and subordinated certificates, invest in debt and equity securities and pay other costs of the SDLP. Restricted cash is carried at cost which approximates fair value.

Interest Income Recognition

Interest income is recorded on an accrual basis and includes the accretion of discounts, amortization of premiums and payment-in-kind (“PIK”) interest. Discounts from and premiums to par value on investments purchased are accreted/amortized into interest income over the life of the respective security using the effective yield method. To the extent loans contain PIK provisions, PIK interest, computed at the contractual rate specified in each applicable agreement, is accrued and recorded as interest income and added to the principal balance of the loan. PIK interest income added to the principal balance is generally collected upon repayment of the outstanding principal. The amortized cost of investments represents the original cost adjusted for any accretion of discounts, amortization of premiums and PIK interest.

Loans are generally placed on non-accrual status when principal or interest payments are past due 30 days or more or when there is reasonable doubt that principal or interest will be collected in full. Accrued and unpaid interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon the SDLP’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest are paid or there is no longer any reasonable doubt that such principal or interest will be collected in full and, in the judgment of the SDLP, are likely to remain current. The SDLP may make exceptions to this policy if the loan has sufficient collateral value (i.e., typically measured as enterprise value of the portfolio company) or is in the process of collection.

Other Income

Other income includes amendment fees that are fixed based on contractual terms and are generally non-recurring and non-refundable and are recognized as revenue when earned upon closing of the related transaction. Other income also includes fees for commitments. Such fees are fixed based on contractual terms and are recognized as income as services are rendered.

Income Taxes

The SDLP is treated as a partnership for U.S. federal income tax purposes and each member is individually responsible for reporting their share of income or loss, to the extent required by federal and state income tax laws and regulations, based upon their respective share of the SDLP’s income or loss and expenses as reported for income tax purposes.

New York City (“NYC”) imposes an Unincorporated Business Tax (“UBT”) on unincorporated entities that carry on a trade or business in NYC. The term “unincorporated entity” is defined to include an entity classified as a partnership for U.S. federal income tax purposes. Because the SDLP's activities constitute a trade or business in NYC, the SDLP is subject to the UBT. For the years ended December 31, 2024 and 2023, the SDLP recorded total tax expense including UBT of $1 and $8, respectively.

15

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

The Managers have reviewed all open tax years for major jurisdictions and has determined the SDLP has no tax liability for any unrecognized tax benefits (“UTB”) nor did it recognize any interest and penalties related to UTB for the year ended December 31, 2024.

Servicing and Administrative Fees

Pursuant to the Indenture, Varagon earns a senior servicing fee based on the average daily aggregate outstanding amount of the Senior Notes and IFNs. Additionally, the SDLP pays ARCC an administrative fee in exchange for the overhead costs in performing certain administrative functions for the SDLP. Such fees are paid to Varagon and ARCC as part of the SDLP's quarterly distributions. For the years ended December 31, 2024 and 2023, the SDLP incurred servicing fees of $13 and $13, respectively, and administrative fees of $1.5 and $1.5, respectively.

Recent Accounting Pronouncements

The SDLP considers the applicability and impact of all accounting standard updates (“ASU”) issued by the Financial

Accounting Standards Board (“FASB”). ASUs were assessed and either determined to be not applicable or expected to have minimal impact on its consolidated financial statements.

2.
Investments

As of December 31, 2024 and 2023, the SDLP’s investments consisted of the following:

As of December 31,
	2024		2023
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First lien senior secured loans (1)	$ 4,591	$ 4,390	$ 5,267	$ 5,129
Total	$ 4,591	$ 4,390	$ 5,267	$ 5,129

(1) First lien senior secured loans include certain loans that the SDLP classifies as “unitranche” loans. The total amortized cost and fair value of the loans that the SDLP classified as “unitranche” loans were $3,934 and $3,826, respectively, as of December 31, 2024, and $4,558 and $4,463, respectively, as of December 31, 2023.

Fair Value Measurements

The SDLP follows ASC 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), which expands the application of fair value accounting. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosure of fair value measurements. ASC 820-10 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the SDLP to assume that the portfolio investment is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market, which may be a hypothetical

16

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820-10, the SDLP has considered its principal market as the market in which the SDLP exits its portfolio investments with the greatest volume and level of activity. ASC 820-10 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. In accordance with ASC 820-10, these inputs are summarized in the three broad levels listed below:

3.
Level 1-Valuations based on quoted prices in active markets for identical assets or liabilities that the SDLP has the ability to access.

4.
Level 2-Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•
Level 3-Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Consistent with the SDLP’s valuation policy, it evaluates the source of inputs, including any markets in which the SDLP’s investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. The SDLP’s valuation policy considers the fact that because there is not a readily available market value for most of the investments in the SDLP’s portfolio, the fair value of the investments must typically be determined using unobservable inputs.

The SDLP’s portfolio investments are typically valued using two different valuation techniques. The first valuation technique is an analysis of the enterprise value (“EV”) of the portfolio company. Enterprise value means the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. The primary method for determining EV uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s EBITDA (generally defined as net income before net interest expense, income tax expense, depreciation and amortization). EBITDA multiples are typically determined based upon review of market comparable transactions and publicly traded comparable companies, if any. The SDLP may also employ other valuation multiples to determine EV, such as revenues. The second method for determining EV uses a discounted cash flow analysis whereby future expected cash flows of the portfolio company are discounted to determine a present value using estimated discount rates (typically a weighted average cost of capital based on costs of debt and equity consistent with current market conditions). The EV analysis is performed to determine if there is credit impairment for debt investments. If debt investments are credit impaired, an EV analysis may be used to value such debt investments; however, in addition to the methods outlined above, other methods such as a liquidation or wind-down analysis may be utilized to estimate enterprise value. The second valuation technique is a yield analysis, which is typically performed for non-credit impaired debt investments. To determine fair value using a yield analysis, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk. In the yield analysis, the SDLP considers the current contractual interest rate, the maturity and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the enterprise value of the portfolio company. As debt investments held by the SDLP are substantially illiquid with no active transaction market, the SDLP depends on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable.

The following tables summarize the significant unobservable inputs the SDLP used to value all of the investments categorized within Level 3 as of December 31, 2024 and 2023. The tables are not intended to be all‑inclusive, but instead capture the significant unobservable inputs relevant to the SDLP’s determination of fair values.

17

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

	As of December 31, 2024
			Unobservable Input
Asset Category	Fair Value	Primary Valuation Technique	Input	Estimated Range	Weighted Average
First lien senior secured loans	$ 4,236	Yield analysis	Market yield	8.7% - 18.4%	10.65%
First lien senior secured loans	$ 154	Discounted cash flow analysis	Discount rate	18.80%	18.80%
Total	$ 4,390

	As of December 31, 2023
			Unobservable Input
Asset Category	Fair Value	Primary Valuation Technique	Input	Estimated Range	Weighted Average
First lien senior secured loans	$ 5,129	Yield analysis	Market yield	9.98% - 14.08%	11.34%
Total	$ 5,129

Changes in market yields may change the fair value of certain of the SDLP’s investments. Generally, an increase in market yields may result in a decrease in the fair value of certain of the SDLP’s investments. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the SDLP’s investments may fluctuate from period to period. Additionally, the fair value of the SDLP’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the SDLP may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the SDLP was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the SDLP has recorded it.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.

18

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

The following table presents fair value measurements of investments, restricted cash and unfunded delayed draw loan commitments as of December 31, 2024:

	Level 1	Level 2	Level 3	Total
Investments	$ —	$ —	$ 4,390	$ 4,390
Restricted cash	$ 425	$ —	$ —	$ 425
Unfunded delayed draw loan commitments (1)	$ —	$ —	$ (3)	$ (3)

(1) The fair value of unfunded delayed draw loan commitments is included in “accounts payable and other liabilities” in the accompanying consolidated balance sheet.

The following table presents fair value measurements of investments, restricted cash and unfunded delayed draw loan commitments as of December 31, 2023:

	Level 1	Level 2	Level 3	Total
Investments	$ —	$ —	$ 5,129	$ 5,129
Restricted cash	$ 150	$ —	$ —	$ 150
Unfunded delayed draw loan commitments (1)	$ —	$ —	$ (2)	$ (2)

(1) The fair value of unfunded delayed draw loan commitments is included in “accounts payable and other liabilities” in the accompanying consolidated balance sheet.

The following tables present changes in investments in which significant unobservable inputs (Level 3) were used in determining fair value as of and for the years ended December 31, 2024 and 2023:

As of and For the Year Ended December 31, 2024
Balance as of December 31, 2023	$ 5,129
Net realized losses	(93)
Net unrealized losses	(64)
Purchases	1,432
Repayments	(2,039)
Payment-in-kind interest	25
Net transfers out of Level 3	—
Balance as of December 31, 2024	$ 4,390

19

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

As of and For the Year Ended December 31, 2023
Balance as of December 31, 2022	$ 4,958
Net realized losses	(148)
Net unrealized gains	75
Purchases	633
Repayments	(414)
Payment-in-kind interest	25
Net transfers out of Level 3	—
Balance as of December 31, 2023	$ 5,129

5.
Senior Notes and IFNs

As of December 31, 2024, clients of Varagon have made capital available to the SDLP in the form of Senior Notes and IFNs of $4,150 and $350, respectively. This capital will only be committed to the SDLP upon approval of transactions by the investment committee of the SDLP. As of December 31, 2024 and 2023, there were $3,428 and $3,705 of Senior Notes outstanding, respectively. As of December 31, 2024 and 2023, there were $130 and $139 of IFNs outstanding, respectively. The interest rates charged on the Senior Notes and IFNs are based on Secured Overnight Financing Rate (“SOFR”) plus an applicable spread.

The Senior Notes and IFNs are collateralized by substantially all the assets of the SDLP. Under the terms of the Senior Notes and the IFNs, the SDLP is required to comply with certain financial and nonfinancial covenants, primarily related to interest and collateral coverage. As of December 31, 2024 and 2023, the SDLP was in compliance in all material respects with all of the covenants of the Senior Notes and the IFNs.

In March 2023, the existing SPV I Senior Notes were exchanged for $1,875 Tranche A-1 Senior Secured Floating Rate Notes, $375 Tranche A-2 Senior Secured Floating Rate Notes and $250 Tranche A-3 Senior Secured Floating Rate Notes (collectively, the “SPV I Senior Notes”). The SPV I Senior Notes mature on July 27, 2036.

In September 2023, the existing SPV II Senior Notes were exchanged for $1,500 Tranche A-1 Senior Secured Floating Rate Notes, $300 Tranche A-2 Senior Secured Floating Rate Notes and $200 Tranche A-3 Senior Secured Floating Rate Notes (collectively, the “SPV II Senior Notes” and, together with the SPV I Senior Notes, the “Senior Notes”). The SPV II Senior Notes mature on May 1, 2040.

6.
Subordinated Certificates

As of December 31, 2024 and 2023, ARCC and the Varagon Member has made capital available to the SDLP in the form of subordinated certificates of $1,444 and $206, respectively. This capital will only be committed to the SDLP upon approval of transactions by the investment committee of the SDLP. Below is a summary of the funded capital of the SDLP.

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Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

	As of December 31,
	2024	2023
Total capital funded to the SDLP by ARCC (1)	$ 1,310	$ 1,328
Total capital funded to the SDLP by the Varagon Member (1)	$ 187	$ 190

(1) At principal amount

The subordinated certificates carried a stated interest rate of SOFR plus an applicable margin, and also entitled the holders thereof to receive a portion of the excess cash flow from the portfolio, after expenses.

7.
Commitments and Contingencies

As of December 31, 2024 and 2023, the SDLP had the following investment commitments to fund various senior secured delayed draw loans to portfolio companies:

	As of December 31,
	2024	2023
Total undrawn delayed draw loan commitments	$ 489	$ 260

The SDLP’s commitment to fund delayed draw loans is generally triggered upon the satisfaction of certain pre-negotiated terms and conditions. Generally, the most significant and uncertain term requires the borrower to satisfy a specific use of proceeds covenant. The use of proceeds covenant typically requires the borrower to use the additional loans for the specific purpose of a permitted acquisition or permitted investment, for example. In addition to the use of proceeds covenant, the borrower is generally required to satisfy additional negotiated covenants (including specified leverage levels).

8.
Allocations and Distributions of Income and Losses

The SDLP makes distributions quarterly. Generally, cash received by the SDLP from investments is categorized as either principal proceeds or interest proceeds. Interest proceeds are generally used to pay expenses of the SDLP as well as contractual interest accrued on the Senior Notes, IFNs and subordinated certificates. Any amounts remaining after expenses and contractual amounts are paid are generally distributed to the holders of the subordinated certificates. Principal collections are generally distributed to the holders of the Senior Notes, IFNs and subordinated certificates to reduce the respective principal amounts outstanding, however it may be distributed to pay expenses or other contractual amounts due if interest proceeds are not sufficient to pay these amounts. The Indenture sets forth certain payment waterfalls for the application of interest proceeds and principal proceeds. In certain circumstances, such waterfalls may result in a different application of interest proceeds and principal proceeds than is described in this note, including, among other things, the application of such proceeds to pay down the outstanding principal amount of the Senior Notes and IFNs ahead of the subordinated certificates. Net income and losses generally are allocated pro rata to the Members based on their ownership percentage of the membership interests. Other allocations may be made to comply with certain tax and other regulatory requirements.

21

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

9.
Related Party Transactions

Affiliates of the Varagon Member, ARCC or either of the Managers may have an interest in other securities or debt issued by the portfolio companies in which the SDLP has invested, and those securities or debt could be senior, pari passu, or junior to the investments held by the SDLP. See Note 2 for more information on other related party transactions.

10.
Financial Highlights

The following represents the financial highlights for the members of the SDLP for the years ended December 31, 2024 and 2023:

For the Years Ended December 31,
	2024	2023
Net investment income ratio to average members' capital (1)	18.53%	18.77%

Interest expense ratio to average members' capital (1)	23.43%	22.17%
Other expenses ratio to average members' capital (1)	1.33%	1.79%
Total expense ratio to average members' capital (1)	24.76%	23.96%

Internal rate of return since inception (2)
End of period	11.72%	12.35%

(1)

The ratios net investment income, interest expense and other expenses to the average members’capital represent the net investment income, interest expense and other expenses, as reported in the consolidated statement of operations, to the average members’capital for the years ended December 31, 2024 and 2023.

(2)

The internal rate of return since inception was calculated based on the actual dates of the cash flows (contributions and distributions) and the ending members' capital for the years ended December 31, 2024 and 2023.

11.
Market and Other Risk Factors

Due to the nature of the SDLP’s strategy, the SDLP and its investment portfolio are subject to market, credit and other risk factors, including, but not limited to, the following:

Market Disruption Risk

Significant changes or volatility in the capital markets may cause the fair value of investments to fluctuate significantly over the life of the investments, which may have a negative effect on the valuations of SDLP’s investments. Investments may decline in value due to factors affecting the securities markets generally or particular industries. The value of an investment may decline due to general market conditions which are not specifically related to such investment, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, fluctuations in global interest rates, impacts from global exogenous events (such as the ongoing war between Russia and Ukraine and conflicts in the Middle East), and concerns over future increases in inflation or adverse investor sentiment generally. Investments may also decline due to factors that affect

19

Senior Direct Lending Program, LLC

Notes to Consolidated Financial Statements

As of December 31, 2024

(in millions, except percentages and as otherwise noted)

______________________________________________________________________________________________________

a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. These factors are outside of the SDLP's control and may impact the level of volatility of investment values, as well as the liquidity of investments. While most of the SDLP’s investments are illiquid and not intended to be traded, applicable accounting standards require the SDLP to assume as part of the valuation process that the SDLP’s investments are sold in a principal market to market participants (even if the SDLP plans on holding an investment through its maturity). Significant changes in the capital markets may also affect the pace of investment activity and the potential for liquidity events involving the SDLP’s investments.

Credit Risk

The SDLP invests in first lien senior secured loans, including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position, primarily to U.S. middle-market companies. While the debt the SDLP invests in is often secured, such security does not guarantee that the SDLP will receive principal and interest payments according to the terms of the loan, or that the value of any collateral will be sufficient to allow the SDLP to recover all or a portion of the outstanding amount of the loan should the SDLP be forced to enforce its remedies. The SDLP places its cash with financial institutions and, at times, cash held in the checking, money market and repurchase accounts may be in excess of the Federal Deposit Insurance Corporation insured limit.

Interest Rate Risk

General interest rate fluctuations may have a substantially negative impact on the SDLP’s investments and investment opportunities and, accordingly, may have a material adverse effect on the SDLP’s investment objective and its net investment income. To the extent the SDLP borrows money to make investments, the SDLP’s net investment income is dependent upon the difference between the rate at which the SDLP borrows funds and the rate at which the SDLP invests these funds. In periods of declining interest rates, the SDLP may earn less interest income from investments while the SDLP's cost of funds will also decrease, to a lesser extent, resulting in lower net investment income. Conversely, in periods of rising interest rates, the SDLP may earn more interest income from investments made during such rising rate environment. There can be no assurance that a significant change in market interest rates will not have a material adverse effect on the SDLP’s net investment income.

12.
Subsequent Events

The Managers have evaluated subsequent events through March 18, 2025 of the consolidated financial statements included herein. There have been no subsequent events that occurred during such period that would require disclosure in the SDLP’s consolidated financial statements as of and for the year ended December 31, 2024.

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